Exhibit 99.3

Financial Condition

Investments

Our total investment portfolio increased 0.2% to $10,875.1 million at March 31, 2009 compared to $10,854.1 million at December 31, 2008. This increase is primarily the result of net cash received from interest sensitive and index products, partially offset by the payoff of our line of credit and write-downs for impairments of fixed maturity securities.  Net unrealized depreciation of fixed maturity securities increased $32.1 million during 2009 to a net unrealized loss of $1,571.8 million at March 31, 2009.  This increase is principally due to the adoption of FSP FAS 115-2, which increased unrealized losses $37.1 million in 2009.  Our unrealized loss position remains high due to wide credit spreads primarily due to the continued deterioration of the U.S. housing market, tightened lending conditions and decreased liquidity in the market.  In addition, there is a severe global recession which has caused significant market strain.  Steps taken by the government to stabilize the financial system are slow to have a meaningful impact and pressures on the financial system continued during the first quarter of 2009. Details regarding the investment impairments are discussed above in the “Realized Losses on Investments” section under “Results of Operations.”  Additional details regarding securities in an unrealized loss position at March 31, 2009 are included in the discussion that follows and in Note 2 to our consolidated financial statements.

Internal investment professionals manage our investment portfolio.  The investment strategy is designed to achieve superior risk-adjusted returns consistent with the investment philosophy of maintaining a largely investment grade portfolio and providing adequate liquidity for obligations to policyholders and other requirements.

Investment Portfolio Summary

	March 31, 2009		December 31, 2008
	Carrying Value	Percent	Carrying Value	Percent
	(Dollars in thousands)
Fixed maturities – available for sale:
Public	$7,357,009	67.7%	$7,406,964	68.3%
144A private placement	1,131,776	10.4	1,164,417	10.7
Private placement	392,741	3.6	394,062	3.6
Total fixed maturities – available for sale	8,881,526	81.7	8,965,443	82.6
Equity securities	44,953	0.4	44,863	0.4
Mortgage loans on real estate	1,362,146	12.6	1,381,854	12.8
Derivative instruments	15,755	0.1	12,933	0.1
Investment real estate	2,559	–	2,559	–
Policy loans	183,423	1.7	182,421	1.7
Other long-term investments	1,581	–	1,527	–
Short-term investments	383,183	3.5	262,459	2.4
Total investments	$10,875,126	100.0%	$10,854,059	100.0%

As of March 31, 2009, 94.9% (based on carrying value) of the available-for-sale fixed maturity securities were investment grade debt securities, defined as being in the highest two National Association of Insurance Commissioners (NAIC) designations.  Non-investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers.  In addition, the trading market for these securities is usually more limited than for investment grade debt securities.  We regularly review the percentage of our portfolio that is invested in non-investment grade debt securities (NAIC designations 3 through 6).  As of March 31, 2009, the investment in non-investment grade debt was 5.1% of available-for-sale fixed maturity securities.  At that time, no single non-investment grade holding exceeded 0.2% of total investments.

Credit Quality by NAIC Designation and Standard & Poor’s (S&P) Rating Equivalents

		March 31, 2009		December 31, 2008
NAIC Designation	Equivalent S&P Ratings (1)	Carrying Value	Percent	Carrying Value	Percent
		(Dollars in thousands)
1	AAA, AA, A	$5,225,104	58.8%	$5,382,110	60.0%
2	BBB	3,201,705	36.1	3,243,034	36.2
	Total investment grade	8,426,809	94.9	8,625,144	96.2
3	BB	301,786	3.4	244,814	2.7
4	B	109,322	1.2	40,565	0.5
5	CCC, CC, C	19,950	0.2	43,064	0.5
6	In or near default	23,659	0.3	11,856	0.1
	Total below investment grade	454,717	5.1	340,299	3.8
	Total fixed maturities – available for sale	$8,881,526	100.0%	$8,965,443	100.0%
(1)	The Securities Valuation Office of the NAIC generally rates private placement securities. Comparisons between NAIC designations and S&P ratings are published by the NAIC. S&P has not rated some of the fixed maturity securities in our portfolio.

Gross Unrealized Gains and Gross Unrealized Losses by Internal Industry Classification

	March 31, 2009
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Financial services	$1,173,730	$66,972	$3,196	$1,106,758	$(599,818)
Manufacturing	1,204,731	387,324	12,373	817,407	(181,596)
Mining	506,440	65,679	1,732	440,761	(70,819)
Retail trade	96,277	27,052	465	69,225	(19,928)
Services	181,521	33,632	1,824	147,889	(26,428)
Transportation	170,589	43,312	4,471	127,277	(22,366)
Utilities	1,270,018	267,065	11,149	1,002,953	(120,234)
Other	161,087	37,872	2,433	123,215	(18,785)
Total corporate securities	4,764,393	928,908	37,643	3,835,485	(1,059,974)
Mortgage and asset-backed securities	2,566,904	1,033,534	57,771	1,533,370	(476,785)
United States Government and agencies	267,362	267,362	12,405	–	–
State, municipal and other governments	1,282,867	156,471	5,572	1,126,396	(148,412)
Total	$8,881,526	$2,386,275	$113,391	$6,495,251	$(1,685,171)

	December 31, 2008
	Total Carrying Value	Carrying Value of Securities with Gross Unrealized Gains	Gross Unrealized Gains	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Corporate securities:
Financial services	$1,246,895	$114,067	$4,806	$1,132,828	$(547,594)
Manufacturing	1,211,102	289,093	11,187	922,009	(183,439)
Mining	469,935	24,521	1,770	445,414	(73,562)
Retail trade	104,379	24,170	569	80,209	(16,819)
Services	184,528	42,850	1,164	141,678	(28,796)
Transportation	177,844	52,034	6,849	125,810	(20,253)
Utilities	1,279,641	299,537	16,623	980,104	(135,654)
Other	159,831	52,252	3,209	107,579	(21,275)
Total corporate securities	4,834,155	898,524	46,177	3,935,631	(1,027,392)
Mortgage and asset-backed securities	2,569,769	975,193	46,573	1,594,576	(478,994)
United States Government and agencies	250,893	217,379	12,891	33,514	(4,031)
State, municipal and other governments	1,310,626	142,107	4,565	1,168,519	(139,430)
Total	$8,965,443	$2,233,203	$110,206	$6,732,240	$(1,649,847)

Credit Quality of Available-for-Sale Fixed Maturity Securities with Unrealized Losses

		March 31, 2009
NAIC Designation	Equivalent S&P Ratings	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$3,303,926	50.9%	$(683,021)	40.5%
2	BBB	2,778,251	42.8	(671,884)	39.9
	Total investment grade	6,082,177	93.7	(1,354,905)	80.4
3	BB	268,052	4.1	(109,755)	6.5
4	B	103,881	1.6	(128,109)	7.6
5	CCC, CC, C	19,949	0.3	(27,068)	1.6
6	In or near default	21,192	0.3	(65,334)	3.9
	Total below investment grade	413,074	6.3	(330,266)	19.6
	Total	$6,495,251	100.0%	$(1,685,171)	100.0%

		December 31, 2008
NAIC Designation	Equivalent S&P Ratings	Carrying Value of Securities with Gross Unrealized Losses	Percent of Total	Gross Unrealized Losses	Percent of Total
		(Dollars in thousands)
1	AAA, AA, A	$3,545,103	52.7%	$(740,675)	44.9%
2	BBB	2,890,656	42.9	(738,512)	44.8
	Total investment grade	6,435,759	95.6	(1,479,187)	89.7
3	BB	212,438	3.1	(70,545)	4.3
4	B	37,399	0.6	(45,228)	2.7
5	CCC, CC, C	40,308	0.6	(47,615)	2.9
6	In or near default	6,336	0.1	(7,272)	0.4
	Total below investment grade	296,481	4.4	(170,660)	10.3
	Total	$6,732,240	100.0%	$(1,649,847)	100.0%

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Length of Time

	March 31, 2009
		Amortized Cost		Gross Unrealized Losses
	Number of Issuers	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
Three months or less	71	$29,862	$336,171	$(12,625)	$(25,901)
Greater than three months to six months	137	39,823	608,734	(15,066)	(47,324)
Greater than six months to nine months	155	55,024	844,273	(17,946)	(72,836)
Greater than nine months to twelve months	240	192,425	1,040,536	(61,577)	(99,140)
Greater than twelve months	518	2,030,508	3,003,066	(945,554)	(387,202)
Total		$2,347,642	$5,832,780	$(1,052,768)	$(632,403)
	December 31, 2008
		Amortized Cost		Gross Unrealized Losses
	Number of Issuers	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost	Market Value is Less than 75% of Cost	Market Value is 75% or Greater than Cost
Three months or less	170	$31,774	$784,689	$(12,658)	$(51,824)
Greater than three months to six months	193	75,356	1,024,158	(28,791)	(82,320)
Greater than six months to nine months	262	182,184	1,140,978	(56,719)	(111,013)
Greater than nine months to twelve months	143	288,140	780,947	(103,539)	(97,928)
Greater than twelve months	455	1,733,949	2,339,912	(785,180)	(319,875)
Total		$2,311,403	$6,070,684	$(986,887)	$(662,960)

Available-For-Sale Fixed Maturity Securities with Unrealized Losses by Maturity Date

	March 31, 2009		December 31, 2008
	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses	Carrying Value of Securities with Gross Unrealized Losses	Gross Unrealized Losses
	(Dollars in thousands)
Due in one year or less	$28,111	$(6,083)	$43,483	$(4,985)
Due after one year through five years	725,000	(138,502)	791,636	(143,559)
Due after five years through ten years	2,000,092	(482,198)	2,037,451	(514,869)
Due after ten years	2,204,590	(580,691)	2,260,568	(506,966)
	4,957,793	(1,207,474)	5,133,138	(1,170,379)
Mortgage and asset-backed securities	1,533,370	(476,785)	1,594,576	(478,994)
Redeemable preferred stock	4,088	(912)	4,526	(474)
Total	$6,495,251	$(1,685,171)	$6,732,240	$(1,649,847)

At March 31, 2009, unrealized losses on available-for-sale fixed maturity securities totaled $1,685.2 million primarily due to $1,060.0 million in unrealized losses on corporate securities.  The unrealized losses on corporate securities were primarily due to:

  increased credit spreads on commercial real estate investment trust bonds, due to the underlying real estate exposure and market concerns about the ability to access capital markets, increased credit spreads and defaults in collateralized debt obligations, a decrease in market liquidity and credit quality concerns of assets held by banking institutions and increased credit spreads from weaker operating results in the manufacturing sector.

In addition, the unrealized losses on mortgage and asset-backed securities totaling $476.8 million were primarily due an increase in credit spreads and decrease in market liquidity resulting from concerns about mortgage defaults on subprime and other risky mortgages and potential downgrades or defaults of monoline bond insurers.  We do not intend to sell or believe we will be required to sell these investments before their anticipated recovery, which may be maturity, therefore we do not consider these investments to be other-than-temporarily impaired at March 31, 2009.  See Note 2 to our consolidated financial statements for additional analysis of these unrealized losses.

Mortgage and Asset-Backed Securities

Mortgage and other asset-backed securities comprised 28.9% at March 31, 2009 and 28.7% at December 31, 2008 of our total available-for-sale fixed maturity securities.  These securities are purchased when we believe these types of investments provide superior risk-adjusted returns compared to returns of more conventional investments such as corporate bonds and mortgage loans.  These securities are diversified as to collateral types, cash flow characteristics and maturity.

The repayment pattern on mortgage and other asset-backed securities is more variable than that of more traditional fixed maturity securities because the repayment terms are tied to underlying debt obligations that are subject to prepayments.  The prepayment speeds (e.g., the rate of individuals refinancing their home mortgages) can vary based on a number of economic factors that cannot be predicted with certainty.  These factors include the prevailing interest rate environment and general status of the economy.

At each balance sheet date, we review and update our expectation of future prepayment speeds and the book value of the mortgage and other asset-backed securities purchased at a premium or discount is reset, if needed, to result in a constant effective yield over the life of the security.  This effective yield is computed using historical principal payments and expected future principal payment patterns.  Any adjustments to book value to derive the constant effective yield, which may include the reversal of premium or discount amounts previously amortized or accrued, are recorded in the current period as a component of net investment income.  Accordingly, deviations in actual prepayment speeds from that originally expected or changes in expected prepayment speeds can cause a change in the yield earned on mortgage and asset-backed securities purchased at a premium or discount and may result in adjustments that have a material positive or negative impact on quarterly reported results.  Increases in prepayment speeds, which typically occur in a decreasing interest rate environment, generally increase the rate at which discount is accrued and premium is amortized into income.  Decreases in prepayment speeds, which typically occur in an increasing interest rate environment, generally slow down the rate these amounts are recorded into income.

Mortgage and Asset-Backed Securities by Type

	March 31, 2009
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$1,211,633	$1,237,379	$1,077,966	12.1%
Pass-through	208,285	208,679	216,902	2.4
Planned and targeted amortization class	499,657	505,375	463,132	5.2
Other	39,990	40,072	32,268	0.4
Total residential mortgage-backed securities	1,959,565	1,991,505	1,790,268	20.1
Commercial mortgage-backed securities	807,520	827,065	655,011	7.4
Other asset-backed securities	218,833	263,951	121,625	1.4
Total mortgage and asset-backed securities	$2,985,918	$3,082,521	$2,566,904	28.9%

	December 31, 2008
	Amortized Cost	Par Value	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)
Residential mortgage-backed securities:
Sequential	$1,237,035	$1,264,691	$1,068,869	11.9%
Pass-through	219,447	219,855	225,513	2.5
Planned and targeted amortization class	508,133	513,373	464,296	5.2
Other	40,086	40,184	31,011	0.4
Total residential mortgage-backed securities	2,004,701	2,038,103	1,789,689	20.0
Commercial mortgage-backed securities	799,546	819,030	640,236	7.1
Other asset-backed securities	197,943	265,435	139,844	1.6
Total mortgage and asset-backed securities	$3,002,190	$3,122,568	$2,569,769	28.7%

The residential mortgage-backed portfolio includes pass-through and collateralized mortgage obligation (CMO) securities.  With a pass-through security, we receive a pro rata share of principal payments as payments are made on the underlying mortgage loans.  CMOs consist of pools of mortgages divided into sections or "tranches" which provide sequential retirement of the bonds.  We invest in sequential tranches which provide cash flow stability in that principal payments do not occur until the previous tranches are paid off.  In addition, to provide call protection and more stable average lives, we invest in CMOs such as planned amortization class (PAC) and targeted amortization class (TAC) securities.  CMOs of these types provide more predictable cash flows within a range of prepayment speeds by shifting the prepayment risks to support tranches.  We generally do not purchase certain types of CMOs that we believe would subject the investment portfolio to greater than average risk.  These include, but are not limited to, principal only, floater, inverse floater, PAC II and support tranches.

The commercial and other asset-backed securities are primarily sequential securities.  Commercial mortgage-backed securities typically have cash flows that are less sensitive to interest rate changes than residential securities of similar types due principally to prepayment restrictions on many of the underlying commercial mortgage loans.  The other asset-backed securities, whose collateral is primarily second lien, fixed rate home-equity loans, are also less sensitive to interest rate changes due to the borrowers typically having less ability to refinance as compared to homeowners with a first lien mortgage only.

Our direct exposure to the Alt-A home equity and subprime first-lien loan sectors is limited to investments in structured securities collateralized by senior tranches of residential mortgage loans with this exposure.  We do not own any direct investments in subprime lenders or adjustable rate mortgages.

Mortgage and Asset-Backed Securities by Collateral Type

	March 31, 2009			December 31, 2008
	Amortized Cost	Carrying Value	Percent of Fixed Maturities	Amortized Cost	Carrying Value	Percent of Fixed Maturities
	(Dollars in thousands)			(Dollars in thousands)
Government agency	$544,588	$577,895	6.5%	$557,311	$579,489	6.5%
Prime	1,038,351	908,382	10.2	1,068,716	913,772	10.2
Alt-A	544,394	389,453	4.4	524,264	397,556	4.5
Subprime	30,130	20,865	0.2	30,133	20,311	0.2
Commercial mortgage	807,520	655,011	7.4	799,546	640,236	7.1
Non-mortgage	20,935	15,298	0.2	22,220	18,405	0.2
Total	$2,985,918	$2,566,904	28.9%	$3,002,190	$2,569,769	28.7%

The mortgage and asset-backed securities can be summarized into three broad categories: residential, commercial and other asset-backed securities.

Residential Mortgage-Backed Securities by Collateral Type and Origination Year

	March 31, 2009
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2008	$62,191	$67,812	$–	$–	$62,191	$67,812
2007	115,796	113,655	59,714	34,486	175,510	148,141
2006	114,787	101,713	22,437	13,782	137,224	115,495
2005	27,734	27,871	–	–	27,734	27,871
2004 and prior	1,239,551	1,167,310	317,355	263,639	1,556,906	1,430,949
Total	$1,560,059	$1,478,361	$399,506	$311,907	$1,959,565	$1,790,268

	December 31, 2008
	Government & Prime		Alt-A		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2008	$63,195	$67,391	$–	$–	$63,195	$67,391
2007	120,089	117,851	60,265	32,723	180,354	150,574
2006	117,671	106,016	22,436	11,099	140,107	117,115
2005	28,517	27,581	–	–	28,517	27,581
2004 and prior	1,273,488	1,162,275	319,040	264,753	1,592,528	1,427,028
Total	$1,602,960	$1,481,114	$401,741	$308,575	$2,004,701	$1,789,689
(1)	Insurance on 2006 Alt-A issues is provided by MBIA Insurance Corporation (78% in 2009 and 2008). Insurance on 2007 Alt-A issues is provided by Assured Guaranty Ltd. (33% in 2009 and 32% in 2008) and MBIA Insurance Corporation (25% in 2009 and 2008). There is no insurance coverage on Government & Prime investments or Alt-A investments with collateral originating prior to 2006.

Residential Mortgage-Backed Securities by Rating

	March 31, 2009		December 31, 2008
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
AAA	$1,679,076	93.8%	$1,721,046	96.2%
AA	41,935	2.3	3,462	0.2
A	21,096	1.2	24,121	1.3
BBB	6,285	0.3	7,281	0.4
BB	3,204	0.2	17,326	1.0
B	22,599	1.3	16,453	0.9
CCC	16,073	0.9	–	–
Total	$1,790,268	100.0%	$1,789,689	100.0%

Commercial Mortgage-Backed Securities by Origination Year

	March 31, 2009		December 31, 2008
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2008	$197,863	$200,234	$197,725	$196,908
2007	194,184	115,061	194,169	114,816
2006	170,463	117,439	170,452	117,606
2005	56,614	41,436	56,220	41,877
2004 and prior	188,396	180,841	180,980	169,029
Total	$807,520	$655,011	$799,546	$640,236

Commercial Mortgage-Backed Securities by Rating

	March 31, 2009		December 31, 2008
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
GNMA	$391,451	59.8%	$386,634	60.4%
FNMA	15,763	2.4	15,611	2.4
AAA
Generic AAA	15,353	2.3	1,174	0.2
Super Senior AAA	102,376	15.6	103,951	16.2
Mezzanine AAA	61,209	9.3	62,823	9.8
Junior AAA	29,377	4.5	41,662	6.5
Total AAA	208,315	31.7	209,610	32.7
AA	21,473	3.3	14,682	2.3
A	9,914	1.5	3,870	0.6
BBB	–	–	9,349	1.5
B	7,735	1.2	–	–
CCC	360	0.1	480	0.1
Total	$655,011	100.0%	$640,236	100.0%

Government National Mortgage Association (GNMA or Ginnie Mae), guarantees principal and interest on mortgage backed securities.  The guarantee is backed by the full faith and credit of the United States Government.  The Federal National Mortgage Association (FNMA or Fannie Mae) and the Federal Home Loan Mortgage Association (FHLMC or Freddie Mac), are government-sponsored enterprises (GSE's) that were chartered by Congress to reduce borrowing costs for certain homeowners.  GSE's have carried an implicit backing of the U.S. Government but do not have explicit guarantees like GNMA.  The Housing and Economic Recovery act of 2008 allows the government to expand its line of credit to Fannie Mae and Freddie Mac and gives the U.S. Treasury the power to purchase an equity stake in the firms through the end of 2009.

The AAA rated commercial mortgage-backed securities are broken down into categories based on subordination levels.  Rating agencies disclose subordination levels, which measure of the amount of credit support that the bonds (or tranches) have from subordinated bonds (or tranches).  Generic AAA is a term used for securities issued prior to 2005.  The super senior securities have subordination levels greater than 27%, the mezzanine securities have subordination levels in the 17-27% range and the junior securities have subordination levels in the 9-17% range.

Other Asset-Backed Securities by Collateral Type and Origination Year

	March 31, 2009
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2007	$9,987	$1,310	$20,050	$6,159	$—	$—	$7,084	$3,730	$37,121	$11,199
2006	9,731	3,367	86,592	42,665	—	—	—	—	96,323	46,032
2005	—	—	26,651	22,036	30,130	20,865	—	—	56,781	42,901
2004 and prior	3,162	3,239	11,595	6,686	—	—	13,851	11,568	28,608	21,493
Total	$22,880	$7,916	$144,888	$77,546	$30,130	$20,865	$20,935	$15,298	$218,833	$121,625
	December 31, 2008
	Government & Prime		Alt-A		Subprime		Non-Mortgage		Total
	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost (1)	Carrying Value	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(Dollars in thousands)
2007	$9,989	$2,820	$17,442	$9,140	$—	$—	$7,091	$4,465	$34,522	$16,425
2006	9,726	5,966	66,826	45,740	—	—	—	—	76,552	51,706
2005	—	—	26,653	25,068	30,133	20,311	—	—	56,786	45,379
2004 and prior	3,352	3,361	11,602	9,033	—	—	15,129	13,940	30,083	26,334
Total	$23,067	$12,147	$122,523	$88,981	$30,133	$20,311	$22,220	$18,405	$197,943	$139,844
(1)	Insurance on 2006 Alt-A issues is provided by Financial Guaranty Insurance Co. (49% in 2009 and 38% in 2008) and AMBAC Assurance Corporation (27% in 2009 and 34% in 2008). Insurance on 2007 Alt-A issues is provided by AMBAC Assurance Corporation (50% in 2009 and 57% in 2008), MBIA Insurance Corporation (25% in 2009 and 29% in 2008) and Financial Guaranty Insurance Co. (25% in 2009 and 14% in 2008). The 2006 and 2007 Government & Prime issues are 100% insured by AMBAC Assurance Corporation (2006 issues) and MBIA Insurance Corporation (2007 issues). There is no insurance coverage on other asset-backed securities with non-mortgage collateral or collateral originating prior to 2006.

Other Asset-Backed Securities by Rating

	March 31, 2009		December 31, 2008
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
AAA	$49,110	40.4%	$59,900	42.8%
AA	12,992	10.7	18,852	13.5
A	9,056	7.4	3,015	2.2
BBB	25,567	21.0	36,337	26.0
BB	8,907	7.3	11,666	8.3
B	8,122	6.7	2,615	1.9
CCC	1,586	1.3	4,894	3.5
CC	2,673	2.2	2,565	1.8
C	3,612	3.0	–	–
Total	$121,625	100.0%	$139,844	100.0%

The mortgage and asset-backed portfolios include securities wrapped by monoline bond insurers to provide additional credit enhancement for the investment.  We believe these securities were underwritten at investment grade levels excluding any credit enhancing protection.  At March 31, 2009, the fair value of our insured mortgage and asset-backed holdings totaled $72.3 million, or 2.8% of our mortgage and asset-backed portfolios and 0.8% of our total fixed income portfolio.

We do not consider the investments wrapped by other monoline bond insurers to be other-than-temporarily impaired at March 31, 2009 because we do not have reason to believe that those guarantees, if needed, will not be honored.  In addition, we have the intent and ability to hold these investments until a recovery of fair value, which may be maturity. We do not directly own any fixed income or equity investments in monoline bond insurers.

Residential Mortgage-Backed Securities and Other Asset-Backed Securities by Insurance

	March 31, 2009			December 31, 2008
Insurers’ S&P Rating (1)	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value	Residential Mortgage- Backed	Other Asset- Backed	Total Carrying Value
Insured:	(Dollars in thousands)
AMBAC Assurance Corporation
A	$–	$14,782	$14,782	$–	$18,380	$18,380
Assured Guaranty Ltd.
AAA	9,596	–	9,596	11,608	–	11,608
Financial Guaranty Insurance Co.
CCC	–	21,427	21,427	–	27,239	27,239
MBIA Insurance Corporation
BBB+	19,180	7,304	26,484	15,762	10,558	26,320
Total with insurance	28,776	43,513	72,289	27,370	56,177	83,547
Uninsured:
GNMA	187,369	–	187,369	187,682	–	187,682
FHLMC	256,229	3,146	259,375	257,810	3,226	261,036
FNMA	131,038	93	131,131	130,613	135	130,748
Other	1,186,856	74,873	1,261,729	1,186,215	80,306	1,266,521
Total	$1,790,268	$121,625	$1,911,893	$1,789,690	$139,844	$1,929,534

(1) Rating in effect as of March 31, 2009.

Collateralized Debt Obligations

Collateralized debt obligation investments are included in the corporate securities portfolio.  Our investments in collateralized debt obligations are backed by credit default swaps with no home equity exposure.  These securities had a carrying value of $5.4 million and unrealized loss of $46.6 million at March 31, 2009 and a carrying value of $7.4 million and unrealized loss of $45.6 million at December 31, 2008.  The unrealized loss increased in 2009 primarily due to actual defaults in the collateral, general spread widening and market concerns of increased defaults in the future.  Our investment professionals have stress tested all of these securities and determined that future principal losses are not expected based on reasonably adverse conditions.  See Note 2 to our consolidated financial statements for additional details on this testing.  In addition, we do not intend to sell or believe we will be required to sell these securities before their anticipated recovery, which may be maturity; therefore we do not consider these investments to be other-than-temporarily impaired at March 31, 2009.

State, Municipal and Other Government Securities

State, municipal and other government securities include investments in general obligation, revenue, military housing and municipal housing bonds.  Our investment strategy is to utilize municipal bonds in addition to corporate bonds, as we believe they provide additional diversification and have historically low default rates compared with similarly rated corporate bonds.  We evaluate the credit strength of the underlying issues on both a quantitative and qualitative basis, excluding insurance, prior to acquisition.  The majority of the municipal bonds we hold are investment grade credits without consideration of insurance.  The insolvency of one or more of the credit enhancing entities would be a meaningful short-term market liquidity event, but would not dramatically increase our investment portfolio’s risk profile.

State, Municipal and Other Government Holdings by Insurance and Rating

	March 31, 2009
					Insured Bonds				Total Bonds
			Insured Bonds by		By Underlying		Total Bonds by		By Underlying
	Uninsured Bonds		Insurer Rating		Issue Rating		Insurer Rating		Issue Rating
Rating	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
			(Dollars in thousands)
AAA (1)	$149,626	46.5%	$192,695	20.0%	$—	—%	$342,321	26.6%	$149,626	11.8%
AA	129,328	40.2	448,612	46.7	321,669	34.0	577,940	45.1	450,997	35.5
A	15,285	4.8	315,668	32.8	359,025	36.4	330,953	25.8	360,310	28.4
BBB	27,207	8.5	4,446	0.5	42,057	4.4	31,653	2.5	69,264	5.5
B	—	—	—	—	7,372	0.8	—	—	7,372	0.6
NR (2)	—	—	—	—	231,298	24.4	—	—	231,298	18.2
	$321,446	100.0%	$961,421	100.0%	$961,421	100.0%	$1,282,867	100.0%	$1,268,867	100.0%
	December 31, 2008
					Insured Bonds				Total Bonds by
			Insured Bonds by		By Underlying		Total Bonds by		By Underlying
	Uninsured Bonds		Insurer Rating		Issue Rating		Insurer Rating		Issue Rating
Rating	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
			(Dollars in thousands)
AAA (1)	$166,829	48.7%	$198,432	20.5%	$4,850	0.5%	$365,261	27.9%	$171,679	13.1%
AA	119,324	34.8	454,193	46.9	319,786	33.0	573,517	43.7	439,110	33.5
A	29,505	8.6	310,695	32.1	361,165	37.4	340,200	26.0	390,670	29.8
BBB	27,039	7.9	4,609	0.5	42,630	4.4	31,648	2.4	69,669	5.3
NR (2)	—	—	—	—	239,498	24.7	—	—	239,498	18.3
	$342,697	100.0%	$967,929	100.0%	$967,929	100.0%	$1,310,626	100.0%	$1,310,626	100.0%

(1)	AAA uninsured bonds includes $51.5 million in 2009 and $57.7 million in 2008 of bonds with GNMA and/or FNMA collateral.

(2)	No formal public rating issued. Approximately 62% in 2009 and 58% in 2008 of the non-rated securities relate to military housing bonds, which we believe have a “BBB” or above shadow rating; approximately 26% in 2009 and 29% in 2008 are revenue obligation bonds; and approximately 12% in 2009 and 13% in 2008 are general obligation bonds. Insurance on these bonds is provided by AMBAC Assurance Corporation (61% in 2009 and 2008), Financial Security Assurance, Inc. (16% in 2009 and 2008), National Insurance Corporation (formerly MBIA Insurance Corporation) (18% in 2009 and 17% in 2008), and Financial Guaranty Insurance Co. (Reinsured by National Insurance Corporation) (5% in 2009 and 2008).

Equity Securities

Equity securities totaled $45.0 million at March 31, 2009 and $44.9 million at December 31, 2008.  Gross unrealized gains totaled $3.8 million and gross unrealized losses totaled $20.1 million at March 31, 2009.  At December 31, 2008, gross unrealized gains totaled $4.2 million and gross unrealized losses totaled $11.3 million on these securities.  The unrealized losses in 2009 are primarily attributable to non-redeemable perpetual preferred securities from issuers in the financial sector.  We believe these losses are due to concerns regarding the quality of the assets the issuers hold and uncertainty regarding when these securities will be called.  These securities are similar to fixed maturities as they provide periodic cash flows, contain call features and are similarly rated and priced like long-term callable bonds.  We do not intend to sell or believe we will be required to sell these before their anticipated recovery; therefore, we do not consider them to be other-than-temporarily impaired at March 31, 2009.

Mortgage Loans

Mortgage loans totaled $1,362.1 million at March 31, 2009 and $1,381.9 million at December 31, 2008.  Our mortgage loans are diversified as to property type, location and loan size, and are collateralized by the related properties.  Mortgages more than 60 days delinquent accounted for 0.9% of the carrying value of the mortgage portfolio as of March 31, 2009.  The total number of commercial mortgage loans outstanding was 347 at March 31, 2009 and 352 at December 31, 2008.  New loans are generally $3 million to $12 million in size, with an average loan size of $5 million and an average loan term of 10 years.  Our mortgage lending policies establish limits on the amount that can be loaned to one borrower and require diversification by geographic location and collateral type.  The majority of our mortgage loans amortize principal, with 7.7% that are interest only loans at March 31, 2009.   At March 31, 2009, the average loan-to-value of the current outstanding principal balance to the appraised value at origination was 59% and the weighted average debt service coverage ratio was 1.47.

Mortgage Loans by Collateral Type

	March 31, 2009		December 31, 2008
Collateral Type	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Retail	$463,740	34.0%	$467,942	33.8%
Office	452,492	33.2	466,068	33.7
Industrial	413,442	30.4	418,050	30.3
Other	32,472	2.4	29,794	2.2
Total	$1,362,146	100.0%	$1,381,854	100.0%

Mortgage Loans by Geographic Location within the United States

	March 31, 2009		December 31, 2008
Region of the United States	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
South Atlantic	$339,173	25.0%	$341,728	24.8%
East North Central	266,989	19.6	269,876	19.5
Pacific	252,562	18.5	261,581	18.9
West North Central	170,625	12.5	172,283	12.5
Mountain	131,282	9.6	132,649	9.6
West South Central	68,325	5.0	69,582	5.0
Other	133,190	9.8	134,155	9.7
Total	$1,362,146	100.0%	$1,381,854	100.0%

Mortgage Loans by Loan-to-Value Ratio (1)

	March 31, 2009		December 31, 2008
	Gross Carrying Value	Percent of Total	Gross Carrying Value	Percent of Total
	(Dollars in thousands)
0% - 50%	$334,645	24.6%	$330,144	23.9%
50% -60%	262,676	19.3	269,816	19.6
60% - 70%	477,250	35.0	474,436	34.3
70% - 80%	247,087	18.1	267,159	19.3
80% - 90%	35,133	2.6	34,904	2.5
90% - 100%	5,355	0.4	5,395	0.4
Total	$1,362,146	100.0%	$1,381,854	100.0%

(1) Loan-to-Value Ratio at origination

Mortgage Loans by Year of Origination

	March 31, 2009		December 31, 2008
	Gross Carrying Value	Percent of Total	Gross Carrying Value	Percent of Total
	(Dollars in thousands)
2008	$204,918	15.0%	$205,925	14.9%
2007	289,684	21.3	291,261	21.1
2006	195,881	14.4	197,153	14.2
2005	135,466	9.9	136,753	9.9
2004 and prior	536,197	39.4	550,762	39.9
Total	$1,362,146	100.0%	$1,381,854	100.0%

Mortgage loans are considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to contractual terms of the loan agreement.  In 2009, we established a valuation allowance for two impaired loans totaling $0.9 million.  There was no valuation allowance for mortgage loans at December 31, 2008.   At March 31, 2009, we also had two mortgage loans in the process of foreclosure with total outstanding principal balance of $12.3 million and property appraised value of $14.7 million.